UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture for 6.750% Senior Notes due 2033

On March 13, 2025, Chord Energy Corporation (the “Company”) completed its previously announced offering of $750 million in aggregate principal amount of its 6.750% senior unsecured notes due 2033 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Guarantors”). The terms of the Notes are governed by the indenture dated as of March 13, 2025 (the “Indenture”), among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”). The Notes will mature on March 15, 2033, and interest is payable on the Notes on each March 15 and September 15, commencing on September 15, 2025.

The net proceeds of the Notes were used to purchase $366,342,000 of the Company’s 6.375% senior unsecured notes due 2026 (the “2026 Notes”) tendered in the previously announced cash tender offer (“Tender Offer”). The remaining proceeds will be used to (i) redeem any and all of the remaining 2026 Notes that were not purchased in the Tender Offer, on or about June 1, 2025, at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (the “2026 Notes Redemption”), (ii) repay a portion of its borrowings outstanding under the Company’s senior secured revolving credit facility (the “Credit Facility”) and (iii) to pay all fees and expenses associated with each of the Tender Offer, the 2026 Notes Redemption and the Credit Facility.

At any time prior to March 15, 2028, the Company may redeem up to 40% of the Notes at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, in an amount not greater than the net proceeds of certain equity offerings. In addition, prior to March 15, 2028, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of the principal amount thereof plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company must offer to repurchase the Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances. On and after March 15, 2028, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.375% for the twelve-month period beginning on March 15, 2028, 101.688% for the twelve-month period beginning March 15, 2029, and 100.000% beginning on March 15, 2030, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Notes are the Company’s senior unsecured obligations, rank equally in right of payment with all of the Company’s existing and future senior debt and rank senior in right of payment to all of the Company’s future subordinated debt. The Notes are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) make investments; (ii) incur indebtedness or issue preferred stock; (iii) create liens; (iv) sell assets; (v) enter into agreements that restrict dividends or other payments by restricted subsidiaries; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company; (vii) engage in transactions with affiliates; (viii) pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade from two of three ratings agencies and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.

The Indenture contains customary events of default, including:

•	default for 30 days in the payment when due of interest (or Additional Amounts (as defined in the Indenture), if any) on the Notes;

•	default in the payment when due of the principal of, Additional Amounts or premium, if any, on the Notes;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•

payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $100.0 million or more;

•

failure by the Company or any Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Agreement.

On March 14, 2025, in accordance with the indenture dated as of June 9, 2021, among the Company, certain of the Company’s subsidiaries as guarantors (the “2026 Guarantors”) and the Trustee (as amended, the “2026 Notes Indenture”), the Company caused to be irrevocably deposited with the Trustee sufficient funds to fund the 2026 Notes Redemption. After the deposit of such funds, the 2026 Notes Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the 2026 Notes Indenture, the Company and each of the 2026 Guarantors have been released from their respective obligations under the 2026 Notes Indenture, except with respect to those obligations of the 2026 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2026 Notes Indenture. In connection with such satisfaction and discharge, the Company will redeem, on June 1, 2025, any and all of the 2026 Notes that were not tendered and validly accepted prior to the expiration date of the Tender Offer or that were tendered and validly withdrawn prior to the expiration date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture for 6.750% Senior Notes due 2033” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 13, 2025, among the Company, the Guarantors and Regions Bank, as trustee.

4.2	Form of 6.750% Note due 2033 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: March 14, 2025	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, Chief Administration Officer, General Counsel, and Corporate Secretary